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                                                                   Exhibit 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Managers and the Unitholders of The B. Manischewitz Company, LLC:

As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this prospectus.


ARTHUR ANDERSEN LLP

Roseland, New Jersey
February 12, 1999